Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 20, 2024 relating to the financial statements of Cabot Corporation and the effectiveness of Cabot Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cabot Corporation for the year ended September 30, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 4, 2025